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                                                                   Exhibit 10.11

                                 PETSMART, INC.
                       EXECUTIVE SHORT-TERM INCENTIVE PLAN
                       Adopted effective February 4, 2002
                        Amended effective March 25, 2003

SECTION 1 - PURPOSES.

This PETsMART, INC. EXECUTIVE SHORT-TERM INCENTIVE PLAN (the "Plan") provides for incentive compensation to those key officers and employees of PETsMART, Inc. or any affiliated entity (collectively, the "Company"), who, from time to time may be selected for participation. The Plan is intended to provide incentives and rewards for the contributions of such employees toward the successful achievement of the Company's financial and business goals established for the applicable performance period. The Company's policy is to have a significant portion of a participant's total compensation tied to the Company's performance. Payments pursuant to the Plan are intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code ("Section 162(m)").

SECTION 2 - ADMINISTRATION.

The Plan shall be administered by the committee (the "Committee") of the Board of Directors of PETsMART, Inc. ("PETsMART") that has been designated to administer programs intended to qualify as "performance-based compensation" within the meaning of Section 162(m). The Committee shall have authority to make rules and adopt administrative procedures in connection with the Plan and shall have discretion to provide for situations or conditions not specifically provided for herein consistent with the purposes of the Plan. The Committee shall determine the beginning and ending dates for each performance period. Unless otherwise determined by the Committee, the performance period shall correspond to PETsMART's fiscal year. Notwithstanding any other provision of the Plan to the contrary, the Plan shall be administered and its provisions interpreted so that payments pursuant to the Plan qualify as "performance-based compensation" within the meaning of Section 162(m). Determinations by the Committee shall be final and binding on the Company and all participants.

SECTION 3 - SELECTION OF PARTICIPANTS.

The executive officers of the Company as well as those other key employees of the Company who, in the opinion of the Committee, may become executive officers of the Company or who otherwise may make comparable contributions to the Company shall be eligible to participate in the Plan. Each performance period, the Committee may designate from among those employees who are eligible to participate in the Plan those employees who shall participate in the Plan for such performance period. In the event an

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individual is selected to participate in the Plan, such individual shall not also participate in the Company's regular Short-Term Incentive Plan.

SECTION 4 - ESTABLISHING PERFORMANCE OBJECTIVES.

During the first ninety (90) days of each performance period the Committee shall establish one or more performance objectives, at least one of which shall be based on a shareholder approved business criteria. The Committee shall have discretion to establish objectives that are not based on shareholder approved business criteria, including objectives the achievement of which may require subjective assessments by the Committee. Notwithstanding the foregoing, the maximum possible payout shall be based solely on shareholder approved business criteria. The use of non-shareholder approved business criteria shall be used solely to reduce an award. The shareholder approved business criteria are as follows:

- Net income of PETsMART as set forth in PETsMART's audited financial statements

- Earning per share of PETsMART as set forth in PETsMART's audited financial statements

- Customer satisfaction as determined by an independent professional survey research firm

- Increase in the trading price of PETsMART's stock above the trading price at the time the criteria is established

- Return on equity as calculated from PETsMART's audited financial statements

- Return on assets as calculated from PETsMART's audited financial statements

- Return on investments as calculated from PETsMART's audited financial statements

- Increase in sales as calculated from PETsMART's audited financial statements

All criteria that are based on PETsMART's audited financial statements may be modified by the Committee at the time the specific criteria are selected to take into consideration one or more of the following: (1) changes in accounting principles that become effective during the performance period, (2) extraordinary, unusual or infrequently occurring events, (3) the disposition of a business or significant assets, (4) gains or losses from all or certain claims and/or litigation and insurance recoveries, (5) the impact of impairment of intangible assets, (6) restructuring activities, (7) the impact of investments or acquisitions, and/or (8) changes in corporate capitalization such as stock splits and certain reorganizations. Notwithstanding the foregoing, the Committee must select criteria that collectively satisfy the requirements of performance-based compensation for the purposes of Section 162(m), including by establishing the targets at a time when the performance relative to such targets is substantially uncertain.

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SECTION 5 - ESTABLISHING TARGET AWARDS.

During the first ninety (90) days of each performance period the Committee shall establish a target award, expressed as a percentage of eligible salary for that performance period, for each participant in the Plan. Unless otherwise determined by the Committee, eligible salary shall be annual base salary determined at the time the Committee establishes the target award, excluding pay for disability, overtime, bonuses, sick pay and other reimbursements and allowances. Individual participants may earn an award payout ranging from zero percent to a maximum of five hundred percent of their target award. The Committee will establish an award payout schedule based upon the extent to which the Company performance objectives and/or other performance objectives are or are not achieved or exceeded. Pursuant to Section 4, entitlement to an award shall be based solely on shareholder approved business criteria; however, non-shareholder approved criteria may be used to reduce the amount of an award payable to one or more participants. Notwithstanding the foregoing, no participant shall receive a payment pursuant to the Plan that exceeds $5 million for any twelve (12) month period.

SECTION 6 - DETERMINING FINAL AWARDS.

No later than thirty (30) days after the receipt by the Committee of the audited financial statements for a performance period, the Committee shall determine whether the established performance objectives for each participant in the Plan were achieved. The Committee shall have discretion to reduce final awards from the target award depending on (a) the extent to which the Company performance objective(s) is either exceeded or not met, and (b) the extent to which other objectives, e.g. subsidiary, division, department, unit or other performance objectives are attained. The Committee shall have full discretion to reduce individual final awards based on individual performance as it considers appropriate in the circumstances. The Committee shall not have discretion to increase awards for the performance period.

SECTION 7 - TERMINATION OF EMPLOYMENT.

Participants whose employment by the Company is terminated for any reason other than death or disability during any performance period will receive no payment under the Plan for such performance period. Participants who die or become totally and permanently disabled during any performance period will receive prorated payments under the Plan based on the number of whole months of employment completed during the performance period. Except as provided in
Section 9, participants whose employment by the Company is terminated for any reason after the close of the performance period but before the distribution of payments under the Plan will be paid all amounts applicable under this Plan for such performance period.

SECTION 8 - TIME OF AND PAYMENT OF AWARDS.

Payment of awards shall be made within thirty (30) days following the later of
(a) the receipt by the Committee of the audited financial statements for the applicable performance period or (b) the certification by the Committee that the performance and

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other criteria for payment have been satisfied (the "Certification Date"). The
Committee shall have the discretion to pay awards in the form of (i) cash, (ii) Common Stock, (iii) Restricted Stock, (iv) Stock Units, (v) Restricted Stock Units, or (vi) a combination of the foregoing. Payroll and other taxes shall be withheld as determined by the Company. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide the participants the opportunity to elect to defer any payments pursuant to the Plan under a nonqualified deferred compensation plan. In the case of any such deferred payment, the terms of such deferred compensation plan shall control; provided, however, that, unless the Committee determines that the alternative deferred payment does not have to comply with the following limitations in order to avoid the application of Section 162(m), any amount payable pursuant to such deferred compensation plan in excess of the amount otherwise payable pursuant to this Plan shall not exceed, as determined by the Committee, either (a) an amount based on either Moody's Average Corporate Bond Yield (or such other rate of interest that is deemed to constitute a "reasonable rate of interest" for the purpose of Section 162(m)) over the deferral period or (b) the return over the deferral period of one or more predetermined actual investments, as determined by the Committee, such that the amount payable at the later date will be based upon actual returns, including any decrease or increase in the value of the investment(s).

For the purposes of this Section 8, the following definitions shall apply:

      "Common Stock" shall mean common stock of the Company.

      "Restricted Stock" shall mean Common Stock that is subject to Vesting as set forth in the Restricted Stock Agreement adopted by the Committee.

      "Stock Units" shall mean an unfunded, unsecured commitment by the Company to deliver a pre-determined number of shares of Common Stock (or the cash equivalent of such Common Stock) to a participant at a future time in accordance with the terms and conditions of a Stock Unit Agreement adopted by the Committee.

      "Restricted Stock Unit" shall mean a Stock Unit that is subject to Vesting as set forth in the Restricted Stock Unit Agreement adopted by the Committee.

      "Vesting" shall mean a requirement that a participant remain an employee of the Company, or an affiliate of the Company, for an additional period of time in order to retain the Common Stock (in the case of Restricted Stock) or the Stock Unit (in the case of a Restricted Stock Unit).

      "Value of Common Stock" shall mean the closing price of the Common Stock on the last trading day immediately preceding the day as of which the Common Stock is to be valued. Vesting shall not be taken into account in determining the Value of Common Stock for this purpose.

In the event the Committee does not specify the form of the payment within the first ninety (90) days of the performance period, the form of payment shall be in the form of cash unless the Committee determines (a "Retroactive Determination") on or before the

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Certification Date that the form of payment will include some non-cash consideration. In the event the Committee makes a Retroactive Determination, the total value of the payment shall not exceed the value if the payment were made only in cash. The Committee shall be deemed to be in compliance with the preceding sentence if the sum of (i) the Value of Common Stock, (ii) the Value of Common Stock that is Restricted Stock, (iii) the Value of Common Stock that is subject to Stock Units or Restricted Stock Units, and (iv) the cash in the payment pursuant to the Retroactive Determination would be less than or equal to an all cash payment on both the last day of the performance period and the Certification Date.

Shares of Common Stock issued directly or as Restricted Stock or pursuant to Stock Units or Restricted Stock Units shall be issued pursuant to the 1995 Equity Incentive Plan unless otherwise determined by the Committee.

SECTION 9 - FORFEITURE.

It shall be an overriding precondition to the payment of any award (a) that the participant not engage in any activity that, in the opinion of the Committee, is in competition with any activity of the Company or any affiliated entity or otherwise inimical to the best interests of the Company and (b) that the participant furnish the Committee with all such information confirming satisfaction of the foregoing condition as the Committee shall reasonably request. If the Committee makes a determination that a participant has engaged in any such competitive or otherwise inimical activity, such determination shall operate to immediately cancel all then unpaid award amounts.

SECTION 10 - DEATH.

Any award remaining unpaid, in whole or in part, at the death of a participant shall be paid to the participant's legal representative or to a beneficiary designated by the participant in accordance with the rules established by the Committee.

SECTION 11 - NO RIGHT TO EMPLOYMENT OR AWARD.

No person shall have any claim or right to receive an award, and selection to participate in the Plan shall not confer upon any employee any right with respect to continued employment by the Company or continued participation in the Plan. Further the Company reaffirms its at-will relationship with its employees and expressly reserves the right at any time to dismiss a participant free from any liability or claim for benefits pursuant to the Plan, except as provided under this Plan or other written plan adopted by the Company or written agreement between the Company and the participant.

SECTION 12 - DISCRETION OF COMPANY, BOARD OF DIRECTORS AND COMMITTEE.

Any decision made or action taken by the Company or by the Board of Directors of PETsMART or by the Committee arising out of or in connection with the creation, amendment, construction, administration, interpretation or effect of the Plan shall be within the absolute discretion of such entity and shall be conclusive and binding upon all

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persons. To the maximum extent possible, no member of the Committee shall have any liability for actions taken or omitted under the Plan by such member or any other person.

SECTION 13 - NO FUNDING OF PLAN.

The Company shall not be required to fund or otherwise segregate any cash or any other assets which may at any time be paid to participants under the Plan. The Plan shall constitute an "unfunded" plan of the Company. The Company shall not, by any provisions of the Plan, be deemed to be a trustee of any property, and any rights of any participant or former participant shall be no greater than those of a general unsecured creditor or shareholder of the Company, as the case may be.

SECTION 14 - NON-TRANSFERABILITY OF BENEFITS AND INTERESTS.

Except as expressly provided by the Committee, no benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, any such attempted action shall be void, and no such benefit shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any participant or former participant. This Section 14 shall not apply to an assignment of a contingency or payment due (i) after the death of a participant to the deceased participant's legal representative or beneficiary or (ii) after the disability of a participant to the disabled participant's personal representative.

SECTION 15 - LAW TO GOVERN.

All questions pertaining to the construction, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of Arizona.

SECTION 16 - NON-EXCLUSIVITY.

The Plan does not limit the authority of the Company, the Board of Directors or the Committee, or any current or future subsidiary of the Company to grant awards or authorize any other compensation to any person under any other plan or authority, other than that specifically prohibited herein.

SECTION 17 - SECTION 162(M) CONDITIONS; BIFURCATION OF PLAN.

It is the intent of the Company that the Plan and all payments made hereunder satisfy and be interpreted in a manner that, in the case of participants who are persons whose compensation is subject to Section 162(m), satisfies any applicable requirements as performance-based compensation. Any provision, application or interpretation of the Plan inconsistent with this intent to satisfy the standards in Section 162(m) shall be disregarded. Notwithstanding anything to the contrary in the Plan, the provisions of the Plan may at any time be bifurcated by the Board of Directors or the Committee in any manner so that certain provisions of the Plan or any payment intended (or required in order) to satisfy the applicable requirements of Section 162(m) are only applicable to persons whose compensation is subject to Section 162(m).

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SECTION 18 - ARBITRATION OF DISPUTES.

The Federal Arbitration Act shall apply to and govern all disputes arising under or pursuant to the Plan. Any disputes with respect to the terms of this Plan or any rights granted hereunder, including, without limitation, the scope of this arbitration, shall be subject to arbitration pursuant to the rules of the American Arbitration Association governing commercial disputes. Arbitration shall occur in Phoenix, Arizona. Judgment on any arbitration award may be entered in any court having jurisdiction. A single arbitrator shall be used unless the amount in dispute exceeds $200,000 and a party to the arbitration proceeding requests that the arbitration be heard by a panel of three arbitrators. If a panel of three arbitrators is used, the arbitration decision shall be made by a majority of the three arbitrators. By electing to participate in the Plan, the Company and each participant EXPRESSLY AGREE TO ARBITRATION AND WAIVE ANY RIGHT TO TRIAL BY JURY, JUDGE, OR ADMINISTRATIVE PROCEEDING. An arbitrator shall have the same powers that a judge for a United States District Court located in the State of Arizona may exercise in comparable circumstances. Nothing in this Plan shall limit or restrict any right of offset a party may have.

SECTION 19 - AMENDMENT OR TERMINATION.

The Board of Directors of the Company and the Committee each reserves the right at any time to make any changes in the Plan as it may consider desirable or may suspend, discontinue or terminate the Plan at any time.

                                        PETsMART, Inc., a Delaware
                                        corporation

                                        By: /s/ Philip L. Francis
                                        ----------------------------------------
                                        Name:    Philip L. Francis
                                        Its:     Chief Executive Officer


                                        By: /s/ Scott A. Crozier
                                        ----------------------------------------
                                        Name:    Scott Crozier
                                        Its:     Secretary


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